UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2017

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4242 Campus Point Court, Suite 200, San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

On January 4, 2017, Heron Therapeutics, Inc. (the “Company”) issued a press release announcing positive topline results from its Phase 2 study of HTX-011 in subjects undergoing abdominoplasty, as described in the press release furnished herewith as Exhibit 99.1.

Also, on January 4, 2017, the Company issued a press release announcing data from its Phase 2 study of HTX-011 in patients undergoing bunionectomy, which establishes the synergy between the local anesthetic bupivacaine and the anti-inflammatory meloxicam, as described in the press release furnished herewith as Exhibit 99.2.

A copy of presentation materials describing a Company update, all or a part of which may be used by the Company in investor or scientific presentations from time to time, is furnished as Exhibit 99.3 hereto. The attached materials have also been posted on the Company’s website at www.herontx.com. The Company does not undertake any obligation to update this presentation.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 4, 2017

99.2	Press Release, dated January 4, 2017

99.3	Corporate Presentation, dated January 4, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: January 4, 2017	/s/ David L. Szekeres
David L. Szekeres
Senior Vice President, General Counsel, Business Development and Corporate Secretary

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